EX-99.d.8

Exhibit A to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investments, Inc. and Scout Funds

Series Name	Effective Date	Deadline for Renewal
Scout Stock Fund	April 1, 2005	March 31
Scout Small-Cap Fund	April 1, 2005	March 31
Scout International Fund	April 12, 2005	March 31
Scout Core Bond Fund	April 1, 2005	March 31
Scout Mid Cap Fund	October 28, 2006	March 31
Scout International Discovery Fund	December 31, 2007	March 31
Scout TrendStar Small Cap Fund	July 1, 2009	March 31
Scout Core Plus Bond Fund	April 25, 2011	March 31, 2012 (Initial Term)
Scout Global Equity Fund	June 30, 2011	March 31, 2013 (Initial Term)
Scout Unconstrained Bond Fund	[_______, 2011]	[March 31, 2013] (Initial Term)

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be amended and restated effective as of the [______________, 2011].

Scout Investments, Inc.	Scout Funds, on behalf of the series listed on this Exhibit A
By: __________________________________	By: __________________________________
Name and Title: Andrew J. Iseman, CEO	Name and Title: Andrew J. Iseman, President

Exhibit B to
Investment Advisory Agreement dated April 1, 2005
Between Scout Investments, Inc. and Scout Funds

Fund	Advisory Fee
Scout Stock Fund	0.60% for the first $1 billion of annual average daily net assets 0.575% for annual average daily net assets over $1 billion
Scout Small Cap Fund	0.75% for the first $1 billion of annual average daily net assets 0.65% for annual average daily net assets over $1 billion
Scout International Fund	0.80% for the first $1 billion of annual average daily net assets 0.70% for annual average daily net assets over $1 billion
Scout Core Bond Fund	0.40% of annual average daily net assets
Scout Mid Cap Fund	0.80% for the first $1 billion of annual average daily net assets 0.70% for annual average daily net assets over $1 billion
Scout International Discovery Fund	0.95% for the first $1 billion of annual average daily net assets 0.85% for annual average daily net assets over $1 billion
Scout TrendStar Small Cap Fund	0.75% of annual average daily net assets
Scout Core Plus Bond Fund	0.40% of annual average daily net assets
Scout Global Equity Fund	0.80% of annual average daily net assets
Scout Unconstrained Bond Fund	0.60% of annual average daily net assets

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to be amended and restated effective as of the [______________, 2011].

Scout Investments, Inc.	Scout Funds, on behalf of the series listed on this Exhibit B
By: __________________________________	By: __________________________________
Name and Title: Andrew J. Iseman, CEO	Name and Title: Andrew J. Iseman, President